SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 2002

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  0-12957                         22-2372868
(State or other jurisdiction      (Commission                     (IRS Employer
      of incorporation)           File Number)                   Identification)


                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)


       (Registrant's telephone number, including area code: (908) 541-8600


                                   ENZON, INC.
          (Former name or former address, if changed since last report)


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Item 5. Other Events

      Attached hereto as Exhibit A is the Certificate of Amendment of the Certificate of Incorporation of Enzon Pharmaceuticals, Inc. (the "Company") as filed with the state of Delaware on December 10, 2002. The amendment changes the Company's name from "Enzon, Inc." to "Enzon Pharmaceuticals, Inc."

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 10, 2002


                                            By:  /s/ Kenneth J. Zuerblis
                                               -------------------------
                                            Kenneth J. Zuerblis
                                            Vice President, Finance and
                                            Chief Financial Officer

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                 OF ENZON, INC.

     Enzon, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation to change the name of the Corporation from "Enzon, Inc." to "Enzon Pharmaceuticals, Inc.", declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statute were voted in favor of the following amendment:

            "The Certificate of Incorporation of Enzon, Inc. shall be amended by deleting Article 1 thereof and fully restating it as follows:
            Article 1: The name of the corporation is Enzon Pharmaceuticals, Inc. (the "Corporation")."

      THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on behalf of the Corporation this 10th day of December 2002.


                                        /s/ Arthur J. Higgins
                                   --------------------------------
                                   By:  Arthur J. Higgins
                                   Title:  President, Chief Executive Officer